Exhibit 99.2

Buildium, LLC and Subsidiary

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2019 and 2018
(Unaudited)

Buildium, LLC and Subsidiary
Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2019 and 2018

Table of Contents

Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets (Unaudited)	3
Condensed Consolidated Statements of Operations (Unaudited)	4
Condensed Consolidated Statements of Changes in Members’ Deficit (Unaudited)	5
Condensed Consolidated Statements of Cash Flows (Unaudited)	6
Notes to the Condensed Consolidated Financial Statements (Unaudited)	7 - 15

Buildium, LLC and Subsidiary
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$1,621,978	$896,135
Restricted cash	219,989	757,036
Unbilled accounts receivable	2,011,311	1,230,742
Prepaid expenses and other current assets	1,184,439	728,987
Total current assets	5,037,717	3,612,900
Property and equipment, net	1,525,035	826,623
Goodwill	3,758,197	3,758,197
Intangible assets, net	1,565,991	2,005,491
Other assets	226,577	329,393
Total assets	$12,113,517	$10,532,604

Liabilities and members’ deficit
Current liabilities:
Accounts payable	$2,348,257	$1,281,973
Accrued expenses and other current liabilities	4,566,160	2,375,424
Deferred revenue	5,364,437	3,622,000
Total current liabilities	12,278,854	7,279,397
Line of credit	6,336,719	5,885,773
Total liabilities	18,615,573	13,165,170

Commitments and contingencies (Note 12)

Total members’ deficit	(6,502,056)	(2,632,566)
Total liabilities and members’ deficit	$12,113,517	$10,532,604

See accompanying notes to these condensed consolidated financial statements

Buildium, LLC and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Revenue	$39,425,456	$30,557,338
Cost of revenue	15,823,135	12,163,296
Gross profit	23,602,321	18,394,042

Operating expenses:
General and administrative	9,995,096	6,425,917
Sales and marketing	8,631,795	7,628,409
Research and development	8,219,384	6,431,573
Depreciation and amortization	588,722	389,460
Total operating expenses	27,434,997	20,875,359

Loss from operations	(3,832,676)	(2,481,317)
Interest expense, net	(497,748)	(353,780)
Net loss	$(4,330,424)	$(2,835,097)

See accompanying notes to these condensed consolidated financial statements

Buildium, LLC and Subsidiary
Condensed Consolidated Statements of Changes in Members’ Deficit
(unaudited)

	Common Units	Total Members’ Deficit
Balance as of December 31, 2017	26,533,496	$1,300,009
Repurchase of profit interest units	—	(175,015)
Unit based compensation	—	545,808
Net loss	—	(2,835,097)
Balance at September 30, 2018	26,533,496	$(1,164,295)

Balance at December 31, 2018	26,533,496	(2,632,566)
Repurchase and retirement of common units	(17,700)	(155,406)
Repurchase of profit interest units	—	(283,601)
Unit based compensation	—	899,941
Net loss	—	(4,330,424)
Balance at September 30, 2019	26,515,796	$(6,502,056)

See accompanying notes to these condensed consolidated financial statements

Buildium, LLC and Subsidiary
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(4,330,424)	$(2,835,097)
Adjustments to reconcile net loss to net cash used in operating activities:
Unit based compensation expense	899,941	545,808
Depreciation and amortization	758,637	559,311
Non-cash interest expense	450,945	333,264
(Increase) decrease in operating assets:
Unbilled accounts receivable	(780,569)	(208,796)
Prepaid expenses and other assets	(455,452)	(227,309)
Other assets	49,902	(49,902)
(Increase) decrease in operating assets:
Accounts payable	1,066,284	183,640
Accrued expenses and other current liabilities	2,190,735	185,500
Deferred revenue	1,742,437	1,682,111
Net cash provided by operating activities	1,592,436	168,529

Cash flows from investing activities:
Purchases of property and equipment	(964,634)	(6,204)
Net cash used in investing activities	(964,634)	(6,204)

Cash flows from financing activities:
Payment of security deposit	—	(200,000)
Return of security deposit	537,048	—
Proceeds from line of credit	—	2,167,938
Repurchases and retirement of common units	(155,406)	—
Repurchases of profit interests from members	(283,601)	(175,015)
Net cash provided by financing activities	98,041	1,792,923

Net increase in cash	725,843	1,955,249

Cash and cash equivalents:
Beginning of period	896,135	3,057,027
End of period	$1,621,978	$5,012,276

See accompanying notes to these condensed consolidated financial statements

Buildium, LLC and Subsidiary
Notes to the Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2019 and 2018
(unaudited)

1. Nature of Operations
Buildium, LLC (“Buildium”) and Subsidiary (collectively the “Company”), is a Delaware limited liability company, incorporated on August 9, 2004, headquartered in Boston, Massachusetts. The Company consists of Buildium, LLC and its wholly owned subsidiary Buildium Agency LLC. Buildium is a provider of cloud-based property management software.
As discussed in Note 13 Subsequent Events, on December 18, 2019, RealPage, Inc. (“RealPage”), a technology platform provider of Software-as-a-Service (“SaaS”) products and services in the real estate and rental spaces, completed its’ acquisition of 100% of the ownership of Buildium.

2. Summary of Significant Accounting Policies
Basis of Presentation
The unaudited condensed consolidated interim financial statements have been prepared in accordance with accounting standards generally accepted in the United States (“GAAP”) as set by the Financial Accounting Standards Board (“FASB”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (“FASB ASC”). In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.
Operating results for the nine months ended September 30, 2019 are not necessarily indicative of results that may be expected for the year ending December 31, 2019. Theses condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2018.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Buildium and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates include the net realizable value of unbilled accounts receivable, estimated sales tax liability, impairment of long-lived assets and goodwill, revenue recognition, and unit-based compensation. Actual results could differ from those estimates.
Concentration of Credit and Market Risk
Financial instruments that potentially expose the Company to concentrations of credit and market risk consist primarily of cash and cash equivalents. Cash is maintained at Federal Deposit Insurance Company insured financial institutions and credit exposure is limited to any one institution. The Company has not experienced any losses with respect to its cash balances. Based on management’s review of the strength of the financial institutions, management believes the risk of loss on its cash balances is minimal.
The Company actively manages its customer unbilled accounts receivable balances and requires no collateral from its customers. Management believes its customer approval processes, and its review of provisions for doubtful accounts, adequately provides for any material credit risks. As of and for the nine-month periods ended September 30, 2019 and 2018, no customers accounted for greater than 10% of revenues or unbilled accounts receivable.
Cash and Cash Equivalents
The Company considers cash in operating bank accounts, demand deposits, cash on hand, and highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents.

Buildium, LLC and Subsidiary
Notes to the Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2019 and 2018
(unaudited)

Restricted cash
The Company considers cash and cash equivalents that are restricted as to withdrawal or use under the terms of certain contractual agreements as restricted cash.
Unbilled Accounts Receivable
Unbilled accounts receivable are stated at the amount management expects to collect for services that have been delivered, but not yet been billed. The Company will charge its customers’ credit cards when amounts are billed and thus the Company does not usually have any balances outstanding greater than a few days. Allowances for doubtful accounts are provided for those outstanding balances considered to be uncollectible based upon historical experience and management’s evaluation of the outstanding balances at period end. Balances that are still outstanding after management has used reasonable collection efforts are written off through a provision to the allowance for doubtful accounts. As of September 30, 2019, and 2018, there was no allowance for doubtful accounts.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are recorded at cost and amortized over the lesser of their useful lives or related lease term. Construction in process represents assets acquired for office space that was not occupied until 2019 and as such were not put into service during 2018. Depreciation on such assets commenced when they were placed into service. Assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments, or the fair value of the assets under the lease. Assets under capital leases are depreciated over the lesser of their estimated useful lives or the term of the lease.
The Company provides for depreciation using straight-line methods over the following estimated useful lives:

Computer equipment	3 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of the asset life or lease term
Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation are removed from the accounts, and the resulting gains or losses are included in the consolidated statement of operations.
Goodwill and Other Intangible Assets
The Company accounts for business combinations pursuant to FASB ASC 805, Business Combinations.  Goodwill in such acquisitions represents the excess of the cost of a business acquired over the net of the amounts assigned to assets acquired, including identifiable intangible assets and liabilities assumed.  FASB ASC 805 specifies criteria to be used in determining whether intangible assets acquired in a business combination must be recognized and reported separately from goodwill. Amounts assigned to goodwill and other identifiable intangible assets are determined with the assistance of an independent appraiser through established valuation techniques.
Goodwill is evaluated for impairment using a qualitative and quantitative assessment approach. The Company uses a qualitative assessment to determine if any facts or circumstances during the period could require a quantitative analysis for impairment. If the Company determines that the Company’s fair value is less than its carrying amount, an impairment on goodwill would be recorded using Level 3 inputs. At September 30, 2019 and December 31, 2018, other than goodwill, the Company had no indefinite-lived intangible assets. The Company determined that no impairment of the goodwill had occurred during the nine-month period ended September 30, 2019.
The Company provides for amortization of intangible assets with definite lives using straight-line methods over the following estimated useful lives:

Buildium, LLC and Subsidiary
Notes to the Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2019 and 2018
(unaudited)

Trademark	10 years
Customer relationships	7 years
Developed technology	5 years
Non-compete agreements	3 years
Long-lived Assets
The Company reviews the carrying value of property and equipment and other long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. If estimated undiscounted future cash flows expected to result from its use and eventual disposition are not expected to be adequate to recover the asset’s carrying value, an impairment charge is recorded for the excess of the asset’s carrying value over its estimated fair value. No impairment was recognized during the nine-month periods ended September 30, 2019 and 2018.
Capitalized Software Development Costs
FASB ASC 350-40, Intangibles - Goodwill and Other, Internal-Use Software requires the Company to capitalize certain development costs incurred in connection with internal-use software. In accordance with the guidance, costs incurred in the preliminary stages of software development are expensed as incurred. Costs incurred from the development stage through the release of the product are capitalized. All other costs are expensed as incurred. The Company has not capitalized any costs during the nine-month period ended September 30, 2019.
Research and Development
Research and development costs are charged to operations in the period incurred. During the nine-month periods ended September 30, 2019 and 2018, research and development costs were $8,219,384 and $6,431,573, respectively.
Advertising and Promotion Costs
Advertising and promotion costs are expensed as incurred. Advertising costs of approximately $1,482,389 and $1,558,567 were expensed during the nine-month periods ended September 30, 2019 and 2018, respectively.
Revenue Recognition
The Company primarily generates revenues from the sale of software subscriptions to access its software in a hosted environment, otherwise known as Software-as-a-Service, and optional add-on services. The add-on services consist primarily of third-party providers performing tenant screening, payment processing, mailing services and insurance coverage. The Company recognizes revenue in accordance with FASB ASC Topic 605, Revenue Recognition. The Company recognizes revenue when the following criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.
When sold as a package offering the Company allocates arrangement consideration to separate units of accounting when the delivered item has value to the customer on a standalone basis. The Company does not provide any general rights of return. Revenue from software subscription sales is recognized ratably over the subscription period, which is generally one year. Subscription revenue is generally billed on a monthly basis. For arrangements that include add-on services as part of the subscription, the customer is purchasing access to the add-on services for the duration of the subscription period, and therefore the add-on services revenue is deferred and recognized ratably over the underlying subscription period. The optional add-on services do have standalone value and are recognized in the period which they are earned. Optional add-on services are billed on the first of the month for the previous month’s services.
The Company recognizes revenues related to all add-on services that the Company sells to its customers where the Company pays third parties to perform the service on the gross basis, with the exception of renter’s Insurance which is recognized on a net basis in accordance with FASB ASC 605-45, Principal Agent Considerations, as the Company is not the primary obligor on such arrangements.
Deferred revenue primarily consists of payments received in advance of the revenue recognition criteria being met. Unbilled accounts receivable consists of future billings for revenue that has already been earned, primarily related to add-on services that have been completed but not yet billed.

Buildium, LLC and Subsidiary
Notes to the Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2019 and 2018
(unaudited)

Cost of Revenues
Cost of revenues primarily consist of payroll costs for maintenance, and customer support, amortized development costs, hosting costs, and other third-party costs. Cost of revenues also include fees paid to third party providers of tenant screening, payment processing and mailing services.
Income Taxes
As a limited liability company, the Company's taxable income is allocated to its members in accordance with their respective income allocation percentages. Accordingly, for federal and state income tax purposes, all income, losses, and other tax attributes pass through to the members’ individual income tax returns, except for certain states wherein LLC status is not recognized. For those states where LLC status is not recognized, the Company incurs state franchise taxes, which is recorded in general and administrative expense in the accompanying statements of operations.
The Company files income tax returns in various state jurisdictions. In the normal course of business, the Company is subject to examination by various taxing authorities. Although the outcome of tax audits is always uncertain, the Company believes that there are no significant unrecognized tax liabilities at September 30, 2019.
Unit-based Compensation
The Company issues profits interest incentive grants under the terms of its 2016 Profits Interest Plan (Note 9) to its employees. The cost of employee services received in exchange for unit-based awards are recognized in accordance with FASB ASC 710, Compensation (“ASC 710”) and FASB ASC 718, Compensation - Stock Compensation (“ASC 718”) due to the nature of the forfeiture provisions. Incentive units that are not subject to forfeiture upon Participant’s voluntary resignation are accounted for under ASC 718, with the remainder being accounted for under ASC 710.
The compensation expense is recognized straight line, over the contractual vesting period based on the value of vested awards. The Company classifies these amounts in the consolidated statements of operations based on the department to which the related employee reports.
Certain incentive units contain a service requirement that results in forfeiture of certain vested units if it is not met. Therefore, in accordance with ASC 710, the Company does not recognize any expense until performance condition is met.
Deferred Financing Fees
Deferred financing fees represent costs incurred by the Company to obtain financing and are amortized over the term of the applicable debt instrument using the effective interest method. Deferred financing fees are included in other assets in the consolidated balance sheets.

3. Recent Accounting Pronouncements
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which outlines a single comprehensive model for entities to use in accounting for revenue using a five-step process that supersedes most current revenue recognition guidance. ASU 2014-09 also requires additional quantitative and qualitative disclosures. The standard allows the option of either a full retrospective adoption, meaning the standard is applied to all periods presented, or a modified retrospective adoption, meaning the standard is applied only to the most current period. In August 2015, the FASB issued ASU 2015-14, “Deferral of the Effective Date”, which resulted in the standard being effective for the Company in fiscal year 2019 for reporting of the whole fiscal year. For interim financial statements, the Company is following the guidance of ASC 606-10-S65-1 and applying the requirements of ASC 606 to interim periods within annual reporting periods beginning after December 15, 2019 and has not adopted the provisions of ASC 606 for these interim financial statements.
In adopting ASC 606 the Company will utilize the modified retrospective approach and will record a cumulative effect of applying the standard as of January 1, 2019. Under the modified retrospective approach the ASC 606 guidance is only applied to contracts that are not completed at the adoption date. The Company does not anticipate any material changes to the recognition of revenue for contracts under the ASC 606 guidance. During the year ended December 31, 2019, the Company will record a deferred charge for the capitalization of sales commissions under ASC 340-40, Other Assets and Deferred Costs, of approximately $740,000 as of January 1, 2019 offsetting the Members’ Deficit. The evaluation of changes to reported revenues and deferred commissions over the previous revenue recognition guidance for the year ended December 31, 2019 is still being evaluated.

Buildium, LLC and Subsidiary
Notes to the Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2019 and 2018
(unaudited)

In February 2016, the FASB issued ASU 2016-02, Leases. The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This standard is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company is in the process of assessing the impact of the standard on the consolidated financial statements.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows-Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items. The ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. ASU 2016-15 requires a retrospective transition method. However, if it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest day practicable. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements.
In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (“ASU 2017-04”). The ASU is intended to simplify how an entity is required to test good will for impairment by eliminating step 2 form the goodwill impairment test. The ASU is effective for annual reporting periods beginning after December 15, 2021 and early adoption is permitted for goodwill impairment test perform subsequent to January 1, 2017. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.
In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract. This ASU aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU 2018-15 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

4. Property and Equipment
Property and equipment at September 30, 2019 and December 31, 2018, consists of the following:

	September 30, 2019	December 31, 2018
Leasehold improvements	$695,495	$320,151
Computer equipment	134,946	107,811
Furniture and fixtures	1,069,419	52,246
Construction in progress	—	720,956
	1,899,860	1,201,164
Less accumulated depreciation	374,825	374,541
	$1,525,035	$826,623
Depreciation expense was $266,222 and $66,888 for the nine-month periods ended September 30, 2019 and 2018, respectively.

Buildium, LLC and Subsidiary
Notes to the Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2019 and 2018
(unaudited)

5. Intangible Assets
Intangible assets at September 30, 2019, consists of the following:

	Cost	Accumulated Amortization	Net Book Value
Trademarks	$1,300,000	$(604,617)	$695,383
Customer relationships	2,100,000	(1,395,317)	704,683
Developed technology	780,000	(614,075)	165,925
Non-competition agreements	10,000	(10,000)	—
	$4,190,000	$(2,624,009)	$1,565,991
Amortization expense related to intangible assets was $439,500 for the nine-month period ended September 30, 2019, with $117,000 of the amortization expense associated with the developed technology recorded as a component of cost of revenues in the consolidated statement of operations.
Intangible assets at December 31, 2018, consists of the following:

	Cost	Accumulated Amortization	Net Book Value
Trademarks	$1,300,000	$(507,117)	$792,883
Customer relationships	2,100,000	(1,170,317)	929,683
Developed technology	780,000	(497,075)	282,925
Non-competition agreements	10,000	(10,000)	—
	$4,190,000	$(2,184,509)	$2,005,491
Amortization expense related to intangible assets was $439,508 for the nine-month period ended September 30, 2018, with $116,936 of the amortization expense associated with the developed technology recorded as a component of cost of revenues in the statement of operations.
Estimated future amortization expense as of September 30, 2019 for the years ended December 31:

Remainder of 2019	$146,394
2020	496,816
2021	485,628
2022	164,519
2023	129,894
Thereafter	142,740
$1,565,991

6. Leases
The Company is a party to non-cancelable long term operating leases for the use of office space. The Company is required to pay its proportionate share of property taxes, maintenance and repairs in addition to monthly rent.
Future minimum lease payments as of September 30, 2019 related to non-cancellable operating leases for the years ended December 31 are as follows:

Buildium, LLC and Subsidiary
Notes to the Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2019 and 2018
(unaudited)

Remainder of 2019	$696,285
2020	2,776,125
2021	2,812,759
2022	2,676,169
2023	2,190,124
Thereafter	5,445,201
$16,596,663
Total rent expense under all operating leases for the nine-month periods ended September 30, 2019 and 2018 was $1,607,891 and $773,270, respectively.
For the nine-month periods ended September 30, 2019 and 2018, the Company received payments under non-cancelable subleases of $372,636 and $227,630, respectively. Future minimum payments as of September 30, 2019 related to non-cancelable subleases for the years ended December 31 are as follows:

Remainder of 2019	$191,668
2020	757,819
2021	772,875
2022	524,450
$2,246,812

7. Debt
In January 2015, the Company secured a $5,000,000 line of credit with a Bank (“2015 Credit Agreement”). The borrowing capacity was based on a formula tied to recurring revenue of the Company. The interest rate was the prime rate plus 1.00% and the unused line fee was 0.25% per annum. The maturity date was January 19, 2017. The Company is subject to certain financial covenants, which are defined in the agreement.
In January 2017, the Company secured a new $15,000,000 revolving line of credit with another Bank (“2017 Credit Agreement”). A portion of the proceeds from the 2017 Credit Agreement were used to pay off the existing $5,000,000 from the 2015 Credit Agreement. The Company accounted for the repayment of the 2015 Credit Agreement as a debt extinguishment. All deferred financing fees associated with that loan were expensed upon extinguishment resulting in a charge of $1,085 to non-cash interest expense. The 2017 Credit Agreement has a maturity date of January 19, 2022. Base rate loans under the 2017 Credit agreement bear interest at a rate equal to 3.25% plus the greatest of (a) 2.00% per annum, (b) the Federal Funds Rate plus 0.50%, (c) the one-month LIBOR rate plus 1.00%, and (d) the prime rate. LIBOR rate loans under the 2017 Credit Agreement bear interest at a rate equal to 4.25% plus the greater of (a) 1.00% per annum, and (b) the LIBOR rate for the applicable interest period. Interest was Paid in Kind (PIK). As of September 30, 2019, actual rates were 5.25%. The balance on the 2017 Credit Agreement was $5,000,000 (plus PIK interest of $1,336,719) and $5,000,000 (plus PIK interest of $885,773) as of September 30, 2019 and December 31, 2018, respectively.

8. Common Units
The Company has authorized 27,963,620 common units. As of September 30, 2019, and December 31, 2018 there were 26,515,796 and 26,533,496 common units outstanding, respectively.
Each outstanding common unit shall be entitled to one vote.

Buildium, LLC and Subsidiary
Notes to the Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2019 and 2018
(unaudited)

9. Profits Interest Plan
On September 21, 2016 Buildium created the 2016 Profits Interest Plan (the “Profits Interest Plan”) which provides for the granting of Profits Interest Units (the “Units”) to the employees, officers, independent directors or managers, consultants or other service providers of the Company as determined by the board of managers
According to the Profits Interest Plan, unless otherwise set forth in the grant agreement, each Unit vests over a four-year period. In the event of an employee’s (i) involuntary termination by the Company, 0% of the employee’s vested Units are forfeited; (ii) voluntary termination, 50% of the employee’s vested Units are forfeited; or (iii) termination by the Company for cause, 100% of the employee’s vested Units are forfeited. As the vesting of 50% of the majority of Unit grants is not considered substantive, the Company defers all related compensation expenses associated with these Units until the occurrence of a liquidity event. Within 180 days of the employee’s termination, the Company or the investors have the unilateral right to repurchase the former employee’s unforfeited Units at the fair market value of the Units as of the repurchase notice date.
In the event of a change of control (as further defined in the Profits Interest Plan), the board of managers may determine that all or any portion of the vested Units will immediately become fully vested. Vested Units may then be repurchased by the Company or investors at the fair market value on the date of repurchase notice.
The Company approved the repurchase of 69,547 and 66,113 vested Units for a total cash consideration of $283,601 and $175,015 during the nine-month periods ended September 30, 2019 and 2018, respectively.
The Company authorized for issuance of 2,936,557 Units as of the creation of the Profits Interest Plan and authorized an additional 1,745,824 Units effective July 25, 2018 for a total authorized for issuance of 4,682,381 Units, of which 64,919 were granted during the nine-month period ended September 30, 2019 and 1,089,458 were granted during the nine-month period ended September 30, 2018. There were 603,878 and 266,928 Profits Interests vested for the nine-month periods ended September 30, 2019 and 2018, respectively.

Number of Profit Interests
Unvested at December 31, 2018	2,159,643
Granted	64,919
Cancelled, forfeited, or expired	(21,208)
Vested	(603,878)
Repurchased	(69,547)
Unvested at September 30, 2019	1,529,929
The Company recognized $899,941 and $545,808 of unit-based compensation expense for the nine-month periods ended September 30, 2019 and 2018, respectively, which is equal to the value of vested awards based on the straight-line vesting.
10. Related Parties
The Company has a development services agreement with Buildium Software Solutions Private Limited (“BSS”), a company incorporated under the laws of India. BSS is 50% owned by a 1.3% shareholder of the Company. BSS provides software development services to the Company. The Company reimburses BSS for all of its reasonable costs incurred relating to providing services to the Company with an agreed upon markup, not to exceed 5%. This agreement renews automatically for successive one-year terms. During the nine-month periods ended September 30, 2019 and 2018, the Company paid BSS $455,000 and $400,000, respectively which is recorded in research and development in the consolidated statements of operations.
In May 2016, the Company entered into a consulting agreement with its majority unitholder. Under the terms of the agreement, the majority unitholder provides consulting and operational services to the Company for a fee, as well as reimbursement of reasonable travel and other out of pocket expenses. This agreement was in effect for the initial one-year term with the option to renew each year upon mutual agreement. The Company has elected to renew in 2018 and 2019 and will re-evaluate on an annual basis. The Company paid the majority unitholder $225,000 and $225,000 under this agreement during the nine-month periods ended September 30, 2019 and 2018, respectively.

11. Defined Contribution Plan
The Company maintains a defined contribution savings and retirement plan (401(k)) covering all employees. Employees are eligible to participate in the 401(k) plan on the date of hire. The 401(k) plan allows the employee to make rollover transactions and elective deferrals through salary reductions up to the maximum allowed by law. The 401(k) plan has provisions for employer contributions up to 4% of the employee’s salary. The total employer contributions for the nine-month periods ended September 30, 2019 and 2018 were $469,287 and $385,368, respectively.

12. Commitments and Contingencies
The Company is involved in various claims or matters of litigation with others that arise in the normal course of business. Other than the sales tax contingent liability mentioned below, in the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, liquidity or results of operations.
The Company’s products and services are subject to sales and other taxes in certain jurisdictions where the Company does business. The taxing jurisdictions have differing rules and regulations, which are subject to varying interpretations that may change over time. The Company has not historically collected sales taxes on sales to customers in all states. During 2019, a number of states have considered or adopted laws or administrative practices that impose sales tax obligations on remote sellers. The Company has considered the new and proposed state sales tax requirements and whether the Company has a sales tax liability in jurisdictions in which the Company operates. As of September 30, 2019, the Company recorded a sales tax liability of $1,500,000 to reflect this exposure. This accrual is recorded in accrued expenses and other current liabilities within the accompanying consolidated condensed balance sheet. The Company recorded sales tax exposure of $150,000 for the nine-month period ended September 30, 2018.

13. Subsequent Events
The Company has evaluated subsequent events through February 27, 2020 in connection with the preparation of these consolidated financial statements, which is the date the consolidated financial statements were available to be issued.
On November 6, 2019, the Company signed a definitive agreement to be 100% acquired by RealPage, Inc. (“RealPage”), a leading technology platform provider of Software as a Service (“SaaS”) products and services in the real estate and rental spaces. At the effective time of the acquisition, RealPage paid approximately $580.0 million in cash and deferred consideration for the Buildium interests. The acquisition was completed on December 18, 2019.